UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2017

Xtant Medical Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34951	20-5313323
(Commission File Number)	(IRS Employer Identification No.)

664 Cruiser Lane
Belgrade, Montana	59714
(Address of Principal Executive Offices)	(Zip Code)

(406) 388-0480
(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 20, 2017, the Audit Committee of the Board of Directors of Xtant Medical Holdings, Inc., a Delaware corporation (the “Company”) concluded, after consulting with management and discussions with its independent public accounting firm, EKS&H LLLP (“EKS&H”), that the Company’s unaudited financial statements for the quarters ended March 31, 2017 and June 30, 2017 should no longer be relied upon because of an error in the quarter ended March 31, 2017 pertaining to accumulated depreciation on surgical instruments as of that date.

Correcting the error requires a decrease in property and equipment, net, in the amount of $618,000 and a related increase in cost of goods sold.

Previously reported results for the quarter ended March 31, 2017 are anticipated to be corrected as follows:

First Quarter Ended March 31, 2017:	As Reported	Restated

Balance Sheet:
Property and equipment, net	$15,219,725	$14,602,098
Accumulated deficit	$(97,701,452)	$(98,319,079)

Income Statement:
Cost of sales	$6,557,602	$7,175,229
Net loss from operations	$(5,166,929)	$(5,784,556)

Statement of Cash Flow:
Net cash used by operating activities	$436,205	$(181,422)
Net cash used by investing activities	$310,078	$927,705

The Company will make necessary conforming changes in (i) “Financial Information,” (ii) “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and (iii) “Controls and Procedures” resulting from the correction of these errors on Form 10-Q/A for this quarterly period.

Previously reported results for the quarter ended June 30, 2017 are anticipated to be corrected as follows:

Six months ended June 30, 2017:	As Reported	Restated

Balance Sheet:
Property and equipment, net	$14,037,043	$13,419,416
Accumulated deficit	$(107,394,281)	$(108,011,908)

Income Statement:
Cost of sales	$14,438,241	$15,055,868
Net loss from operations	$(14,859,758)	$(15,477,385)

Statement of Cash Flow:
Net cash used by operating activities	$(756,732)	$(1,374,359)
Net cash used by investing activities	$(1,067,868)	$(450,241)

The Company will make necessary conforming changes in (i) “Financial Information,” (ii) “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and (iii) “Controls and Procedures” resulting from the correction of these errors on Form 10-Q/A for this quarterly period.

Our principal executive and principal financial officers reevaluated the effectiveness of our disclosure controls and procedures as of March 31, 2017 and June 30, 2017, as to whether the errors identified were the result of a material weakness in our internal control over financial reporting. The Company reconsidered whether our existing disclosure controls and procedures around the presentation and disclosure of property and equipment and accumulated depreciation are effective. Based on this assessment, our Chief Executive Officer and Deputy Restructuring Officer concluded that controls over property and equipment and accumulated depreciation were not effective as of March 31, 2017 and June 30, 2017 and that therefore our disclosure controls and procedures were not effective.

To remediate the material weakness surrounding the presentation and disclosure of the recognition of property and equipment and related accumulated depreciation, the Company has reviewed internal controls, changed supervisory personnel and improved the accounting review processes in this financial reporting area. Additional review and oversight is being exercised in the recording of property and equipment activity.

The Audit Committee has discussed the matters disclosed in this Item 4.02 with EKS&H and the management of the Company and has authorized and directed the Company to restate the applicable quarterly reports. The Company corrected the accounting and plans to restate its quarterly filings as soon as reasonable practicable. All such corrections will be properly accounted for in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2017
XTANT MEDICAL HOLDINGS, INC.

By: /s/ Carl D. O’Connell
Name: Carl D. O’Connell
Title: Chief Executive Officer